                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 4,569,774 shares of common stock under the Millennium Pharmaceuticals, Inc. 2000 Stock Incentive Plan of our report dated January 27, 2000 with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP



Boston, Massachusetts
April 25, 2000



                                      -11-